EXHIBIT 99.1

FOR:	UCBH HOLDINGS, INC.

APPROVED BY:	Thomas S. Wu

CONTACT:	Thomas S. Wu
Chairman, President and Chief Executive Officer
(415) 315-2800
Jonathan H. Downing
Chief Financial Officer
(415) 315-2800

EVC Group
Investor Relations: Douglas M. Sherk, Jennifer Beugelmans
(415) 896-6820
Media Relations: Chris Toth
(415) 896-2005

For Immediate Release

UCBH HOLDINGS, INC. ANNOUNCES TWO-FOR-ONE STOCK SPLIT

     SAN FRANCISCO, February 14, 2005 – UCBH Holdings, Inc. (Nasdaq: UCBH), the holding company of United Commercial Bank (UCB™), today announced that its Board of Directors has declared a two-for-one stock split to be effected in the form of a stock dividend for shareholders of record as of March 31, 2005. The stock split will be payable on April 12, 2005. Shareholders will receive a dividend of one additional share of UCBH common stock for each share owned.

     “We are pleased with the solid financial performance of UCBH, and this stock split reflects our continued confidence in our ability to build upon the success we have achieved since converting to a commercial bank in July 1998,” said Mr. Thomas S. Wu, Chairman, President and Chief Executive Officer of UCBH Holdings, Inc. “We believe that this split will improve market liquidity and result in a wider ownership of the Company’s stock.”

About UCBH Holdings, Inc.

     UCBH Holdings, Inc. is the holding company for United Commercial Bank, a state-chartered commercial bank, which is the leading California bank serving the ethnic Chinese community. The Bank has 46 California branches/offices located in the San Francisco Bay Area, Sacramento, Stockton and Greater Los Angeles, two branches in Greater New York, a branch in Hong Kong, a representative office in Taipei, and an office in Shenzhen. UCB, with headquarters in San Francisco, provides commercial banking services to small- and medium-sized businesses and professionals in a variety of industries as well as consumer banking services to individuals. The Bank offers a full range of lending activities, including commercial real estate and construction loans, commercial credit facilities, international trade finance services, loans guaranteed by the U.S. Small Business Administration, residential mortgages, home equity lines of credit, and online banking services for businesses and consumers. For additional information, visit the web site for United Commercial Bank located at www.ibankUNITED.com or the web site for UCBH Holdings, Inc. located at www.ucbh.com.

Forward-Looking Statements

     Certain statements contained in this release may include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based upon specific assumptions that may or may not prove correct. Forward-looking statements are also subject to known and unknown risks, uncertainties and other factors relating to the Company’s and the Bank’s operations and business environment, all of which are difficult to predict, and many of which are beyond the control of the Company and the Bank. The factors include, among others: economic and business conditions in the areas and markets in which the Company and the Bank operate, particularly those affecting commercial loans secured by real estate in California; deterioration or improvement in the ability of the Bank’s borrowers to pay their debts to the Bank; market fluctuations such as those affecting interest and foreign exchange rates and the value of securities in which the Bank invests; competition from other financial institutions, whether banks, investment banks, insurance companies or others; the ability of the Bank to enter new markets and lines of business, and open new branches successfully; changes in business strategies; changes in tax law and governmental regulation of financial institutions; demographic changes; and other risks and uncertainties, including those discussed in the documents the Company files with the Securities and Exchange Commission (“SEC”). The foregoing may cause the actual results and performance of the Company and the Bank to be materially different from the results and performance indicated or suggested by the forward-looking statements. Further description of the risks and uncertainties are included in detail in the Company’s most recent Annual Report on Form 10-K for the year ended December 31, 2003, as filed with the SEC.

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